UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

D.R. HORTON, INC.

(Co-registrants are listed on the following pages)

(Exact name of registrant as specified in its charter)

Delaware	75-2386963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1341 Horton Circle Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be registered	Name of each exchange on which each class is to be registered
5.000% Senior Notes due 2034 of the registrant, together with Guarantees of such notes by certain direct and indirect subsidiaries of the registrant	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-280982

(If Applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

The following direct and indirect subsidiaries of the Registrant are guarantors of the 5.000% Senior Notes due 2034 and are co-registrants under this registration statement.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
C. Richard Dobson Builders, Inc.	Virginia	54-1082672
CH Investments of Texas, Inc.	Delaware	86-0831611
CHTEX of Texas, Inc.	Delaware	74-2791268
Continental Homes, Inc.	Delaware	86-0515339
Continental Homes of Texas, L.P.	Texas	74-2791904
Continental Residential, Inc.	California	86-0596757
D.R. Horton – CHAustin, LLC	Delaware	47-4632353
D.R. Horton – Colorado, LLC	Delaware	47-4670290
D.R. Horton – Corpus Christi, LLC	Delaware	83-1226448
D.R. Horton – Crown, LLC	Delaware	46-1022394
D.R. Horton – Emerald, Ltd.	Texas	75-2926873
D.R. Horton – Georgia, LLC	Delaware	46-1040657
D.R. Horton – Highland, LLC	Delaware	47-4659972
D.R. Horton – Houston, LLC	Delaware	83-1336183
D.R. Horton – Indiana, LLC	Delaware	47-4681214
D.R. Horton – Iowa, LLC	Delaware	47-4670415
D.R. Horton – Nebraska, LLC	Delaware	83-1257652
D.R. Horton – NW Arkansas, LLC	Delaware	83-1275508
D.R. Horton – Pensacola, LLC	Delaware	83-1286376
D.R. Horton – Permian, LLC	Delaware	47-4645825
D.R. Horton – Regent, LLC	Delaware	46-1018273
D.R. Horton – Springfield, LLC	Delaware	83-1321463
D.R. Horton – Terramor, LLC	Delaware	47-4654463
D.R. Horton – Texas, Ltd.	Texas	75-2491320
D.R. Horton – WPA, LLC	Delaware	83-1352262
D.R. Horton – WPH, LLC	Delaware	46-1038842
D.R. Horton – Wyoming, LLC	Delaware	83-1246812
D.R. Horton, Inc. – Birmingham	Alabama	62-1666398
D.R. Horton, Inc. – Chicago	Delaware	75-2795240
D.R. Horton, Inc. – Dietz-Crane	Delaware	75-2926868
D.R. Horton, Inc. – Greensboro	Delaware	75-2599897
D.R. Horton, Inc. – Gulf Coast	Delaware	75-2926872
D.R. Horton, Inc. – Huntsville	Delaware	20-4973832
D.R. Horton, Inc. – Jacksonville	Delaware	75-2460269
D.R. Horton, Inc. – Louisville	Delaware	75-2636512
D.R. Horton, Inc. – Midwest	California	75-2589359
D.R. Horton, Inc. – Minnesota	Delaware	75-2527442
D.R. Horton, Inc. – New Jersey	Delaware	75-2665362
D.R. Horton, Inc. – Portland	Delaware	75-2763765
D.R. Horton, Inc. – Torrey	Delaware	75-2689997
D.R. Horton BAY, Inc.	Delaware	65-1218940
D.R. Horton CA2, Inc.	California	75-2569592
D.R. Horton CA3, Inc.	Delaware	75-2926871
D.R. Horton CA4, LLC	Delaware	47-4619674
D.R. Horton CA5, Inc.	Delaware	20-4974035
D.R. Horton Cruces Construction, Inc.	Delaware	65-1218942
D.R. Horton Hawaii LLC	Delaware	02-0548194
D.R. Horton LA North, Inc.	Delaware	65-1218941
D.R. Horton Los Angeles Holding Company, Inc.	California	75-2589298

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
D.R. Horton Management Company, Ltd.	Texas	75-2436079
D.R. Horton Materials, Inc.	Delaware	75-2926870
D.R. Horton Serenity Construction, LLC	Delaware	75-2926876
D.R. Horton VEN, Inc.	California	75-2589293
DRH – HWY 114, LLC	Delaware	83-1219778
DRH Cambridge Homes, LLC	Delaware	75-2797879
DRH Construction, Inc.	Delaware	75-2633738
DRH Phoenix East Construction, Inc.	Arizona	86-0533370
DRH Regrem VII, LP	Texas	75-2926874
DRH Regrem XII, LP	Texas	65-1218943
DRH Regrem XV, Inc.	Delaware	20-4974123
DRH Regrem XVI, Inc.	Delaware	20-4974218
DRH Regrem XVII, Inc.	Delaware	20-4974283
DRH Regrem XVIII, Inc.	Delaware	20-4974344
DRH Regrem XIX, Inc.	Delaware	20-4974420
DRH Regrem XX, Inc.	Delaware	20-4974895
DRH Regrem XXI, Inc.	Delaware	20-4975007
DRH Regrem XXII, Inc.	Delaware	20-4975092
DRH Regrem XXIII, Inc.	Delaware	20-4975165
DRH Regrem XXIV, Inc.	Delaware	20-4975234
DRH Regrem XXV, Inc.	Delaware	75-2440439
DRH Regrem LI, LLC	Delaware	83-1368494
DRH Regrem LII, LLC	Delaware	83-1383774
DRH Regrem LIII, LLC	Delaware	83-1401560
DRH Regrem LIV, LLC	Delaware	83-1421468
DRH Regrem LV, LLC	Delaware	83-1433653
DRH Regrem LVI, LLC	Delaware	87-1699563
DRH Regrem LVII, LLC	Delaware	87-1700384
DRH Regrem LVIII, LLC	Delaware	87-1710999
DRH Regrem LIX, LLC	Delaware	87-1711418
DRH Regrem LX, LLC	Delaware	87-1731583
DRH Regrem LXI, LLC	Delaware	87-1732212
DRH Regrem LXII, LLC	Delaware	87-1757426
DRH Regrem LXIII, LLC	Delaware	87-1758028
DRH Regrem LXIV, LLC	Delaware	87-1779564
DRH Regrem LXV, LLC	Delaware	87-1779977
DRH Southwest Construction, Inc.	California	75-2589289
DRH Tucson Construction, Inc.	Delaware	75-2709796
HPH Homebuilders 2000 L.P.	California	68-0368156
KDB Homes, Inc.	Delaware	86-0565376
Lexington Homes - DRH, LLC	Delaware	47-4659801
Meadows I, Ltd.	Delaware	75-2436082
Meadows II, Ltd.	Delaware	51-0342206
Meadows VIII, Ltd.	Delaware	75-2824511
Meadows IX, Inc.	New Jersey	75-2684821
Meadows X, Inc.	New Jersey	75-2684823
Melody Homes, Inc.	Delaware	88-0309544
Pacific Ridge – DRH, LLC	Delaware	46-1030683
Pensacola Land Company, LLC	Delaware	83-1310784
Schuler Homes of Arizona LLC	Delaware	99-0350555
Schuler Homes of California, Inc.	California	99-0328127
Schuler Homes of Oregon, Inc.	Oregon	99-0330791
Schuler Homes of Washington, Inc.	Washington	99-0329483

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
SGS Communities at Grande Quay L.L.C.	New Jersey	22-3481784
SHA Construction LLC	Delaware	86-1002579
SHLR of California, Inc.	California	99-0350554
SHLR of Nevada, Inc.	Nevada	99-0343628
SHLR of Washington, Inc.	Washington	99-0334375
SRHI LLC	Delaware	99-0343629
SSHI LLC	Delaware	91-1842222
Vertical Construction Corporation	Delaware	22-3216488
Walker Drive, LLC	Delaware	47-4681366
Western Pacific Housing-Antigua, LLC	Delaware	95-4750872
Western Pacific Housing-Broadway, LLC	Delaware	95-4850687
Western Pacific Housing-Canyon Park, LLC	Delaware	95-4716219
Western Pacific Housing-Carrillo, LLC	Delaware	95-4815705
Western Pacific Housing-Communications Hill, LLC	Delaware	95-4637162
Western Pacific Housing-Copper Canyon, LLC	Delaware	95-4817406
Western Pacific Housing-Creekside, LLC	Delaware	95-4769848
Western Pacific Housing-Lomas Verdes, LLC	Delaware	95-4783214
Western Pacific Housing-McGonigle Canyon, LLC	Delaware	95-4735759
Western Pacific Housing-Mountaingate, L.P.	California	95-4539564
Western Pacific Housing-Norco Estates, LLC	Delaware	95-4686652
Western Pacific Housing-Pacific Park II, LLC	Delaware	95-4636584
Western Pacific Housing-Park Avenue East, LLC	Delaware	52-2350169
Western Pacific Housing-Park Avenue West, LLC	Delaware	95-4888647
Western Pacific Housing-Playa Vista, LLC	Delaware	95-4879655
Western Pacific Housing-River Ridge, LLC	Delaware	95-4870837
Western Pacific Housing-Terra Bay Duets, LLC	Delaware	95-4878114
Western Pacific Housing-Torrey Meadows, LLC	Delaware	95-4878113
Western Pacific Housing-Torrey Village Center, LLC	Delaware	95-4837541
Western Pacific Housing-Windemere, LLC	Delaware	95-4879656
Western Pacific Housing, Inc.	Delaware	95-4887164
Western Pacific Housing Management, Inc.	California	95-4692688
WPH-Camino Ruiz, LLC	Delaware	95-4802985

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the headings “Description of Notes” in the Prospectus Supplement dated August 7, 2024 and “Description of Debt Securities” in the Prospectus dated July 24, 2024, each of which forms part of the registration statement on Form S-3 (Registration Statement No. 333-280982) of D.R. Horton, Inc. and the co-registrants thereto, which information is incorporated by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Senior Debt Securities Indenture, dated as of October 10, 2019, among the Company and Truist Bank (formerly known as Branch Banking and Trust Company), as trustee (incorporated by reference from Exhibit 4.1 to D.R. Horton, Inc.’s Current Report on Form 8-K, filed with the SEC on October 10, 2019).

4.2	Form of Sixth Supplemental Indenture, to be dated August 14, 2024, among D.R. Horton, Inc., the Guarantors named therein and Truist Bank (formerly known as Branch Banking and Trust Company), as trustee.

4.3	Form of 5.000% Senior Notes due 2034 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

D.R. HORTON, INC.

Date: August 12, 2024	By:	/s/ Thomas B. Montaño Thomas B. Montaño Senior Vice President and Corporate Secretary

CO-REGISTRANTS:

C. RICHARD DOBSON BUILDERS, INC.	CH INVESTMENTS OF TEXAS, INC.
CHTEX OF TEXAS, INC.	CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.	D.R. HORTON, INC. - BIRMINGHAM
D.R. HORTON, INC. - CHICAGO	D.R. HORTON, INC. - DIETZ-CRANE
D.R. HORTON, INC. - GREENSBORO	D.R. HORTON, INC. - GULF COAST
D.R. HORTON, INC. - HUNTSVILLE	D.R. HORTON, INC. - JACKSONVILLE
D.R. HORTON, INC. - LOUISVILLE	D.R. HORTON, INC. - MIDWEST
D.R. HORTON, INC. - MINNESOTA	D.R. HORTON, INC. - NEW JERSEY
D.R. HORTON, INC. - PORTLAND	D.R. HORTON, INC. - TORREY
D.R. HORTON BAY, INC.	D.R. HORTON CA2, INC.
D.R. HORTON CA3, INC.	D.R. HORTON CA5, INC.
D.R. HORTON CRUCES CONSTRUCTION, INC.	D.R. HORTON LA NORTH, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.	D.R. HORTON MATERIALS, INC.
D.R. HORTON VEN, INC.	DRH CONSTRUCTION, INC.
DRH PHOENIX EAST CONSTRUCTION, INC.	DRH REGREM XV, INC.
DRH REGREM XVI, INC.	DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.	DRH REGREM XIX, INC.
DRH REGREM XX, INC.	DRH REGREM XXI, INC.
DRH REGREM XXII, INC.	DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.	DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.	DRH TUCSON CONSTRUCTION, INC.
KDB HOMES, INC.	MEADOWS I, LTD.
MEADOWS II, LTD.	MEADOWS VIII, LTD.
MEADOWS IX, INC.	MEADOWS X, INC.
MELODY HOMES, INC.	SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.	SCHULER HOMES OF WASHINGTON, INC.
SHLR OF CALIFORNIA, INC.	SHLR OF NEVADA, INC.
SHLR OF WASHINGTON, INC.	VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC HOUSING, INC.	WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

CONTINENTAL HOMES OF TEXAS, L.P.

By:	CHTEX of Texas, Inc., as General Partner

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

D.R. HORTON - CROWN, LLC
D.R. HORTON - GEORGIA, LLC
D.R. HORTON - HIGHLAND, LLC
D.R. HORTON – IOWA, LLC
D.R. HORTON - NEBRASKA, LLC
D.R. HORTON – NW ARKANSAS, LLC
D.R. HORTON - PENSACOLA, LLC
D.R. HORTON - REGENT, LLC
D.R. HORTON - SPRINGFIELD, LLC
D.R. HORTON - TERRAMOR, LLC
D.R. HORTON – WPH, LLC
D.R. HORTON SERENITY CONSTRUCTION, LLC
DRH REGREM LI, LLC
DRH REGREM LII, LLC
DRH REGREM LIII, LLC
DRH REGREM LIV, LLC
DRH REGREM LV, LLC
DRH REGREM LVI, LLC
DRH REGREM LVII, LLC
DRH REGREM LVIII, LLC
DRH REGREM LIX, LLC
DRH REGREM LX, LLC
DRH REGREM LXI, LLC
DRH REGREM LXII, LLC
DRH REGREM LXIII, LLC
DRH REGREM LXIV, LLC
DRH REGREM LXV, LLC

By:	D.R. Horton, Inc., as Sole Member

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

DRH CAMBRIDGE HOMES, LLC

By: D.R. Horton, Inc. -Chicago,
as Sole Member

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

D.R. HORTON - EMERALD, LTD.
D.R. HORTON - TEXAS, LTD.
D.R. HORTON MANAGEMENT COMPANY, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By: Meadows I, Ltd.,
as General Partner

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

D.R. HORTON HAWAII LLC

By: Vertical Construction Corporation,
as Manager

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

D.R. HORTON CA4, LLC

By: Western Pacific Housing, Inc., as Sole Member

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

SGS COMMUNITIES AT GRANDE QUAY L.L.C.

By: Meadows IX, Inc., as Member

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary and

By: Meadows X, Inc., as Member

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

LEXINGTON HOMES – DRH, LLC
PACIFIC RIDGE - DRH, LLC

By: SHLR of Washington, Inc., as Sole Member

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC
SRHI LLC
SSHI LLC
PENSACOLA LAND COMPANY, LLC

By:	/s/ Thomas B. Montaño
Name:	Thomas B. Montaño
Title:	Secretary

HPH HOMEBUILDERS 2000 L.P.

WESTERN PACIFIC HOUSING-ANTIGUA, LLC

WESTERN PACIFIC HOUSING-BROADWAY, LLC

WESTERN PACIFIC HOUSING-CANYON PARK, LLC

WESTERN PACIFIC HOUSING-CARRILLO, LLC

WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC

WESTERN PACIFIC HOUSING-COPPER CANYON, LLC

WESTERN PACIFIC HOUSING-CREEKSIDE, LLC

WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC

WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC

WESTERN PACIFIC HOUSING - MOUNTAINGATE, L.P.

WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC

WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC

WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC

WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC

WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC

WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC

WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC

WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC

WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC

WESTERN PACIFIC HOUSING-WINDEMERE, LLC

WPH-CAMINO RUIZ, LLC

By: Western Pacific Housing Management, Inc., as Manager, Managing Member and General
Partner, as applicable

By:	/s/ Thomas B. Montaño
Name:	Thomas B. Montaño
Title:	Secretary

D.R. HORTON - CHAUSTIN, LLC

By:	Continental Homes of Texas, L.P., as Sole Member

By:	CHTEX of Texas, Inc., as General Partner

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

D.R. HORTON - INDIANA, LLC

By:	D.R. Horton, Inc. – Midwest, its Member

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

D.R. HORTON - COLORADO, LLC
D.R. HORTON - WYOMING, LLC

By:	Melody Homes, Inc., its Member

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

DRH - HWY 114, LLC
D.R. HORTON - CORPUS CHRISTI, LLC
D.R. HORTON - HOUSTON, LLC
D.R. HORTON - PERMIAN, LLC

By:	D.R. Horton – Texas, Ltd., its Member

By:	Meadows I, Ltd., its General Partner

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

WALKER DRIVE, LLC

By:	D.R. Horton BAY, Inc., its Member

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary

D.R. HORTON – WPA, LLC

By:	D.R Horton Inc. – New Jersey, its Member

By:	/s/ Thomas B. Montaño
Name: Thomas B. Montaño
Title: Secretary